UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 9, 2017 (March 9, 2017)

TCP CAPITAL CORP.
 (Exact Name of Registrant as Specified in Charter)

Delaware	814-00899	56-2594706
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2951 28th Street, Suite 1000
Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors; Appointment of Certain Officers.

On March 9, 2017, the registrant issued a press release, included herewith as Exhibit 99.1, announcing that on March 9, 2017, the registrant’s board of directors (“the Board”) appointed Kathleen A. Corbet as an independent director to the Board effective March 9, 2017. The Board has determined that Ms. Corbet is not an “interested person” as defined in Section 2(a)(19) of the Investment Company Act of 1940 and is independent within the meaning of the independence standards of the NASDAQ Marketplace Rules.

In the last fiscal year, the registrant has not engaged in any transaction in which Ms. Corbet or a person related to Ms. Corbet had a direct or indirect material interest. To the registrant’s knowledge, there is no arrangement or understanding between any of its officers and directors and Ms. Corbet pursuant to which Ms. Corbet was selected to serve as a director.

The information disclosed under this Item 5.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated as of March 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCP CAPITAL CORP.

Date: March 9, 2017

	By:	/s/ Elizabeth Greenwood
	Name:	Elizabeth Greenwood
	Title:	Chief Compliance Officer and Secretary